NEWS RELEASE
SUN
Bancorp, Inc.

Contact:
Dan A. Chila, EVP and Chief Financial Officer
(856) 691-7700


                  Sun Bancorp Shareholders Approve Merger with
                         Community Bancorp of New Jersey

      Our mission is uncompromising ...
            ...to be the Premier Community Bank in every community we serve

VINELAND, NJ, June 11, 2004 - Bernard A. Brown, chairman of Sun Bancorp, Inc., (Nasdaq: SNBC), the parent holding company for Sun National Bank, announced at its 2004 Annual Meeting today, shareholders of the Company overwhelmingly approved the Company's merger with Community Bancorp of New Jersey.

         In addition, Thomas A. Bracken, Bernard A. Brown, Ike Brown, Jeffrey S. Brown, Sidney R. Brown, Peter Galetto, Jr., Douglas J. Heun, Anne E. Koons, Audrey S. Oswell, Alfonse M. Mattia, George A. Pruitt, Anthony Russo, III,
Edward H. Salmon and John D. Wallace were elected as directors, each for a one-year term.

        Shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 and approved the Company's 2004 Stock-Based Incentive Plan.

        Earlier today, the Community Bancorp of New Jersey (CBNJ) held its annual meeting, and CBNJ shareholders approved the merger with Sun Bancorp. CBNJ has eight branches in Monmouth County.

         Following the closing of the merger,  scheduled for July, 2004,  Howard
M. Schoor, former chairman of CBNJ, and Charles P. Kaempffer and Eli Kramer, former directors of CBNJ, will join Sun Bancorp's board of directors.

         "We are very pleased with Sun's progress so far this year," stated Thomas A. Bracken, president and chief executive officer of Sun Bancorp, during the annual meeting. "The merger integration with Community Bancorp of New Jersey continues to progress

                                    - more -


             P.O. Box 849 o 226 Landis Avenue o Vineland, NJ 08360 o
                           856-691-7700 o Member FDIC

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smoothly,  and we are  already  beginning  to see  benefits  of merging  the two organizations."

          "We have accelerated our branch rationalization strategy, and expect consummation in September, rather than the end of this year as we have previously stated," Bracken said. Sun recently completed the sale of its Atlantic City branch to the Boardwalk Regency Corporation, d/b/a Caesars Atlantic City, and the Casino Reinvestment Development Authority. The sale will result in a gain, which will be recognized in the second quarter, according to Bracken.

         Sun continues to be pleased with progress made in managing non-performing assets. "We feel that during the third quarter, the level of our non-performing assets will improve, although there can be no assurance that this will occur," Bracken said.

         "We continue to look for opportunities that will benefit Sun Bancorp, its shareholders and customers, as we strive to become the premier community bank in every community we serve," Bracken concluded.

         Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 78 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



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